SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1219301 (IRS Employer Identification No.)

1543 Wazee Street, Suite 200

Denver, CO 80202

(303) 595-4000

(Address of principal executive offices) (Zip Code)

CHIPOTLE MEXICAN GRILL, INC.

Chipotle Executive Stock Option Plan;

Chipotle 2006 Stock Incentive Plan

(Full title of the Plans)

Montgomery S. Moran

Chipotle Mexican Grill, Inc.

1543 Wazee Street, Suite 200

Denver, CO 80202

(303) 595-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Bryant S. Messner, Esq.

Messner & Reeves, LLC

1430 Wynkoop Street, Suite 400

Denver, CO 80202

(303) 623-1800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee

Class A Common Stock, $0.01 par value per share (the “Common Stock”)(4)	112,333	$14.97(2)	$1,681,625.01(2)	$179.93
Common Stock	112,667	$17.49(2)	$1,970,545.83(2)	$210.85
Common Stock	148,467	$22.35(2)	$3,318,237.45(2)	$355.05
Common Stock	817,375	$22.00(2)	$17,982,250.00(2)	$1,924.10
Common Stock	1,234,158	$22.00(3)	$27,151,476.00(3)	$2,905.21
Total	2,425,000	N/A	$52,104,134.29	$5,575.14

(1)

This Registration Statement covers shares of Common Stock: (i) issuable pursuant to the exercise of options granted prior to the date hereof under the Chipotle Executive Stock Option Plan (the “Option Plan”) and the Chipotle 2006 Stock Incentive Plan (the “2006 Incentive Plan” and, together with the Option Plan, the “Plans”), (ii) to be issued in the future under the 2006 Incentive Plan, and (iii) pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock, which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)

With respect to the 1,190,842 shares of Common Stock Shares subject to issuance upon the exercise of options issued prior to the date hereof, calculated pursuant to Rule 457(h) under the Securities Act based on the respective prices at which such options may be exercised as set forth in the table.

(3)

With respect to 1,234,158 shares of Common Stock to be issued in the future under the 2006 Incentive Plan, calculated pursuant to Rule 457(h) based on a price of $22.00 per share, which is the offering price at which the publicly issued shares of Common Stock of the Registrant were made available to the public for purchase in connection with the Registrant’s Initial Public Offering pursuant to its Registration Statement on Form S-1 filed with the Securities and Exchange Commission Registration No. 333-129221.

(4)

Represents shares of Class A Common Stock to be issued under the under the Registrant’s Plans after giving effect to the reclassification to occur prior to the closing of the Registrant’s initial public offering.

TABLE OF CONTENTS

 Part II
Information Required In The Registration Statement
      Item 3. Incorporation of Documents by Reference
     Item 4. Description of Securities
     Item 5. Interests of Named Experts and Counsel
     Item 6. Indemnification of Directors and Officers
     Item 7. Exemption from Registration Claimed
     Item 8. Exhibits
     Item 9. Undertakings

Signatures

Exhibit Index

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the following documents:

(a)   the Registrant's prospectus filed pursuant to Rule 424(b) promulgated under the Securities Act with the Securities and Exchange Commission (the “Commission”) in connection with the Registrant’s Registration Statement on Form S-1 (No. 333-129221) originally filed with the Commission on October 25, 2005, and subsequently amended,

(b) the description of the Common Stock (being Class A Common Stock, par value $0.01 per share) contained in the Registrant’s Registration Statement on Form 8-A12B (No. 001-32731) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Commission on January 20, 2006, as the same may be amended from time to time, and

(c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(c) of the Exchange Act since the end of the fiscal year covered in the prospectus filed in connection with the Registrant's Registration Statement on Form S-1 (No. 333-129221).

In addition, all other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description Of Securities.

Not applicable.

Item 5. Interests Of Named Experts And Counsel.

Not applicable.

Item 6. Indemnification Of Directors And Officers.

Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the Delaware General Corporation Law). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (iii) unlawful payments of dividends, stock purchases or redemptions; or (iv) transactions from which a director derives an improper personal benefit. The Registrant’s certificate of incorporation contains such a provision.

The bylaws of the Registrant incorporate Section 145 of the Delaware General Corporation Law, which provides that the Registrant will indemnify each director and officer against all claims and expenses resulting from the fact that such person was an director, officer, agent or employee of the registrant. A claimant is eligible for indemnification if the claimant (i) acted in good faith and in a manner that, in the claimant’s reasonable belief, was in or not opposed to the best interests of the registrant; or (ii) in the case of a criminal proceeding, had no reasonable cause to believe the claimant’s conduct was unlawful. This determination will be made by the Registrant’s disinterested directors, its shareholders or independent counsel in accordance with Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. The Registrant has obtained liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity.

The underwriting agreement provides that the underwriters are obligated, under certain circumstances, to indemnify the Registrant’s directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-129221) filed with the Commission, as amended and to Item 17 thereof for the Registrant’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits

The following exhibits are filed herewith or are incorporated by reference to other filings:

4.1          Form of Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-129221))

4.2          Form of Restated Bylaws of Chipotle Mexican Grill, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-129221))

4.3         Chipotle Executive Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-129221))

4.4         Chipotle 2006 Stock Incentive Plan, including the Forms of Option Agreement and the Form of Option Agreement for Converted SARS

5.1         Opinion of Messner & Reeves, LLC, counsel to the Registrant, as to legality of securities being registered

23.1       Consent of Messner & Reeves, LLC (included in Exhibit 5.1)

23.2       Consent of Ernst & Young, LLP

24.1       Power of Attorney (included on signature page)

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(i)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

A. To include any prospectus required by Section 10(a) (3) of the Securities Act;

B. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-

effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the

C. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A) and (B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(ii)          that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)        to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 25, 2006.

Chipotle Mexican Grill, Inc.

By:                    /s/ Robert D. Wilner

          Robert D. Wilner, Chief Administrative Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Ells, Montgomery S. Moran, John R. Hartung, Robert D. Wilner, or any of them as his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead in any and all such capacities this Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Commission in paper or electronic form, said attorney-in-fact to have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed such a power of attorney, every act whatsoever which such attorney-in-fact may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the Registrant might or could do in person.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of January, 2006.

Signature	Title
/s/ Steve Ells Steve Ells	Chairman and Chief Executive Officer
/s/ John R. Hartung John R. Hartung	Chief Finance and Development Officer
/s/ Robin S. Anderson Robin S. Anderson	Principal Accounting Officer
/s/ Albert S. Baldocchi Albert S. Baldocchi	Director
/s/ John S. Charlesworth John S. Charlesworth	Director
/s/ Patrick J. Flynn Patrick J. Flynn	Director
/s/ Darlene J. Friedman Darlene J. Friedman	Director
/s/ Mats Lederhausen Mats Lederhausen	Director

Index of Exhibits

Exhibits (including those incorporated by reference):

Exhibit Number	Description	Method of Filing
4.1	Form of Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc.	Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-129221).
4.2	Form of Restated Bylaws of Chipotle Mexican Grill, Inc.	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-129221).
4.3	Chipotle Executive Stock Option Plan	Filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-129221).
4.4	Chipotle 2006 Stock Incentive Plan, including the Forms of Option Agreement and the Form of Option Agreement for Converted SARS	Filed herewith
5.1	Opinion of Messner & Reeves, LLC, counsel to the Registrant, as to legality of securities being registered.	Filed herewith
23.1	Consent of Messner & Reeves, LLC	Included in Exhibit 5.1
23.2	Consent of Ernst & Young, LLP	Filed herewith
24.1	Powers of Attorney (included on signature page)	Filed herewith